UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On December 5, 2014, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which reported our third quarter fiscal 2014 unaudited results, provided an update on guidance for fiscal 2014, provided an update on the status of our quarterly cash dividend program, and provided an update on our $125 million share repurchase program previously announced in August 2014.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit (loss); (iv) adjusted operating profit (loss) rate; (v) adjusted income tax expense (benefit); (vi) adjusted effective income tax rate; (vii) adjusted income (loss) from continuing operations; (viii) adjusted net income (loss); (ix) adjusted diluted earnings (loss) per share from continuing operations; and (x) adjusted diluted earnings (loss) per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2013 Third Quarter	Fiscal 2013 Year-to-date	Fiscal 2013 Full Year
After-tax gain on the sale of real estate of $2.2 million, or $0.04 per diluted common share	X	X	X
After-tax store-related legal settlement charge of $2.8 million, or $0.05 per diluted common share		X	X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our December 5, 2014 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01    Other Events.

On December 5, 2014, the Company issued a press release announcing that, on December 3, 2014, its Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on December 30, 2014 to shareholders of record as of the close of business on December 16, 2014. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

On December 3, 2014, the Board of Directors of the Company approved proxy access amendments to the Company’s Code of Regulations that would allow eligible shareholders, who continuously own 3% of the outstanding common shares of the Company for at least three years, to place their own director nominees on the Company’s proxy card, along with the Board candidates nominated by the Company.

Pursuant to Ohio law and the Company’s organizational documents, the proxy access amendments approved by the Board will not become effective unless they are adopted by the Company’s shareholders. Accordingly, the Board will submit a proposal to the Company’s shareholders to adopt such proxy access amendments at the 2015 Annual Meeting of Shareholders.

At the Company’s 2014 Annual Meeting of Shareholders, the Company’s shareholders approved a non-binding shareholder proposal regarding proxy access. The Board’s decision to approve and seek shareholder adoption of proxy access amendments reflects its continuing commitment to respond to the views of the Company’s shareholders and provide them with a voice in corporate governance matters.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated December 5, 2014.

	99.2	Big Lots, Inc. conference call transcript dated December 5, 2014.

	99.3	Big Lots, Inc. press release on dividend declaration dated December 5, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 9, 2014	By:	/s/ Ronald D. Parisotto
Ronald D. Parisotto
Senior Vice President, General Counsel and Corporate Secretary